Press Release

FOR IMMEDIATE RELEASE

American Mold Guard Secures Up To $4,000,000 of Funding

SAN JUAN CAPISTRANO, Calif., July 25, 2007 (PRIME NEWSWIRE) - American Mold Guard, Inc. (NASDAQCM: AMGI - News), an industry leader in the field of antimicrobial surface treatment services, today announced that it has entered into an agreement with Calliope Capital Corporation for funding of up to $4,000,000 through the issuance of a secured convertible term note in the aggregate principal amount of $2,000,000 and the providing by Calliope Capital Corporation of a $2,000,000 revolving credit facility in the aggregate principal amount of up to $2,000,000. The secured convertible term note and the revolver mature in three years. The rate of interest on the secured convertible term note and the revolver are 2% over the prime rate.

"We are pleased to be able to secure this funding with the Calliope team" said Tom Blakeley, Chief Executive Officer. "This funding enables us to advance our efforts in the fight against hospital-acquired infections through our infection control services business. The funding also supports our growth objectives in our mold prevention business by allowing us to expand our sales focus on multi-family developments" added Mr. Blakeley. "

About American Mold Guard and AMG Scientific, LLC

American Mold Guard, Inc. (Nasdaq:AMGI), founded in 2002, is the industry leader in the field of antimicrobial surface treatment services. Its mold prevention services are primarily focused on the residential real estate construction industry in California, Florida, Georgia, Illinois, Louisiana, Mississippi, Texas and Washington with active expansion throughout the United States. Its mold prevention customers include many of the largest national and regional homebuilders. Through its wholly-owned subsidiary, AMG Scientific, LLC, the Company is focused on assisting hospitals, large organizations and institutions in combating the problem of infectious diseases on interior surfaces. Visit: www.americanmoldguard.com and www.amgscientific.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company's financial position, results of operations, market position, product and service development and market strategy. These statements may be identified by the fact that they use words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "will likely result," "will continue," "may," "could" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, competitive product and service development, the ability to fully develop the company's surface infection control services, future broad market acceptance of mold and hospital acquired infection prevention services, difficulties in raising additional capital in the future, difficulties and delays in establishing the "Mold Guard" brand, the impact of the absence of significant proprietary technology underlying the company's services, a continued and long-term dependence on a limited number of customers, changes to the inventory levels of the company's raw materials suppliers, the impact of a continued absence of exclusive or long-term commitments from the company's customers, changes in the anticipated size or trends of the markets in which the company competes, judicial decisions and governmental laws and regulations, and changes in general economic conditions in the markets in which the company may compete. For further details and a discussion of these and other risks and uncertainties, see the company's periodic reports including current reports on Form 8-K, quarterly reports on Form 10-QSB and the annual report on Form 10-KSB, furnished to and filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Further Information:

RedChip.

Sanford Diday

1-800-733-2447

sanford@redchip.com

www.RedChip.com

At the Company: Investor Relation Contact

Paul Bowman
Chief Financial Officer
(949) 240-5144
pbowman@americanmoldguard.com